UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation, a Nevada corporation (the "Company"):

1a.On May 8, 2018 (the “Conversion Date”), the Company received a Notice of Conversion from EMA Financial LLC (“EMA”) that it had elected to convert $27,225.00 of its $125,000 Convertible Promissory Note (the “Partial Debt”) into 5,000,000 shares (the “Shares”) of Common Stock (the “EMA Conversion”).

b.The shares are being issued to EMA in reliance upon the exemption from the registration requirements under the Securities Act of 1933 as amended (the "Securities Act") contained in Section 4(2) thereof.   The shares issued to EMA are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, but are eligible for immediate legend removal based upon the tacking provisions of Rule 144(d)(3) applicable to non-affiliates.

c.The Company paid no fees or commissions in connection with the issuance of the Shares.

d.The conversion of the Partial Debt into the shares of Common Stock was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereunder.

e.Not applicable.

f.Not applicable.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGELLAN GOLD CORPORATION

Dated:  May 9, 2018

By: /s/ W. Pierce Carson

     W. Pierce Carson, President and CEO